Exhibit 99.1

Index to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Balance Sheets

(U.S. dollar amounts in thousands, except share amounts)

(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value	$3,271,331	$2,695,515
Short-term investments	4,162	47,969

Total investments	3,275,493	2,743,484

Cash and cash equivalents	517,757	720,791
Accrued investment income	50,344	38,594
Prepaid reinsurance premiums	237	338
Deferred acquisition costs	54,711	55,807
Net deferred tax asset	3,918	7,218
Goodwill	7,773	7,665
Intangible assets	41,345	50,362
Related party receivables	8,577	8,458
Other assets	16,330	17,732

Total assets	$3,976,485	$3,650,449

Liabilities and stockholders’ equity
Liabilities:
Reserve for losses and loss adjustment expenses	$287,397	$272,028
Unearned premiums	1,111,048	1,046,449
Related party payables	121,410	88,938
Long-term borrowings	145,292	143,276
Other liabilities and accrued expenses	139,268	80,781

Total liabilities	1,804,415	1,631,472

Commitments and contingencies

Stockholders’ equity:
Ordinary shares—No par value; 1,401,558,880 shares authorized and issued as of September 30, 2012 and December 31, 2011	—	—
Additional paid-in capital	630,953	627,085

Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses):
Net unrealized gains (losses) on securities not other-than-temporarily impaired	109,961	49,386
Net unrealized gains (losses) on other-than-temporarily impaired securities	—	—

Net unrealized investment gains (losses)	109,961	49,386
Foreign currency translation adjustments	497,147	468,800

Total accumulated other comprehensive income (loss)	607,108	518,186
Retained earnings	934,009	873,706

Total stockholders’ equity	2,172,070	2,018,977

Total liabilities and stockholders’ equity	$3,976,485	$3,650,449

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Statements of Income

(U.S. dollar amounts in thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues:
Net premiums	$94,639	$101,563	$276,782	$287,711
Net investment income	44,023	48,965	136,657	137,582
Net investment gains	2,768	24,291	4,420	25,571
Other income	992	1,430	2,363	3,192

Total revenues	142,422	176,249	420,222	454,056

Losses and expenses:
Net losses and loss adjustment expenses	45,822	50,269	237,142	139,453
Acquisition and operating expenses, net of deferrals	25,111	26,265	71,523	68,843
Amortization of deferred acquisition costs and intangibles	5,631	6,978	18,740	20,520
Interest expense	3,146	3,882	10,220	3,882

Total losses and expenses	79,710	87,394	337,625	232,698

Income before income taxes	62,712	88,855	82,597	221,358
Provision for income taxes	15,737	42,624	22,294	83,981

Net income	$46,975	$46,231	$60,303	$137,377

Supplemental disclosures:
Total other-than-temporary impairments	$—	$—	$—	$—
Portion of other-than-temporary impairments included in other comprehensive income	—	—	—	—

Net other-than-temporary impairments	—	—	—	—
Net other investment gains	2,768	24,291	4,420	25,571

Total net investment gains	$2,768	$24,291	$4,420	$25,571

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Statements of Comprehensive Income

(U.S. dollar amounts in thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net income	$46,975	$46,231	$60,303	$137,377
Other comprehensive income (loss), net of taxes:
Net unrealized gains (losses) on securities not other-than-temporarily impaired	15,287	28,845	60,575	56,304
Net unrealized gains (losses) on other-than-temporarily impaired securities	—	—	—	—
Foreign currency translation and other adjustments	28,060	(200,411)	28,347	(111,364)

Total other comprehensive income (loss)	43,347	(171,566)	88,922	(55,060)

Total comprehensive income (loss)	$90,322	$(125,335)	$149,225	$82,317

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(U.S. dollar amounts in thousands)

(Unaudited)

	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balances as of December 31, 2011	$627,085	$518,186	$873,706	$2,018,977

Comprehensive income (loss):
Net income	—	—	60,303	60,303
Net unrealized gains on investment securities	—	60,575	—	60,575
Foreign currency translation adjustments	—	28,347	—	28,347

Total comprehensive income (loss)				149,225
Capital contribution	3,868	—	—	3,868

Balances as of September 30, 2012	$630,953	$607,108	$934,009	$2,172,070

	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholders’ equity
Balances as of December 31, 2010	$621,929	$470,649	$753,591	$1,846,169

Comprehensive income (loss):
Net income	—	—	137,377	137,377
Net unrealized gains on investment securities	—	56,304	—	56,304
Foreign currency translation adjustments	—	(111,364)	—	(111,364)

Total comprehensive income (loss)				82,317
Capital contribution	5,621	—	—	5,621

Balances as of September 30, 2011	$627,550	$415,589	$890,968	$1,934,107

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Condensed Consolidated Statements of Cash Flows

(U.S. dollar amounts in thousands)

(Unaudited)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$60,303	$137,377
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	4,817	(478)
Net investment gains	(4,420)	(25,571)
Acquisition costs deferred	(13,075)	(14,384)
Amortization of deferred acquisition costs and intangibles	18,740	20,520
Deferred income taxes	(21,283)	(34)
Corporate overhead allocation	11,550	12,851
Change in certain assets and liabilities:
Accrued investment income and other assets	(4,934)	(42,164)
Reserve for losses and loss adjustment expenses	13,191	55,284
Unearned premiums	49,191	(53,725)
Other liabilities	80,657	64,569

Net cash from operating activities	194,737	154,245

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturity securities and short-term investments	427,896	1,228,863
Purchases of fixed maturity securities and short-term investments	(838,000)	(808,339)

Net cash from investing activities	(410,104)	420,524

Cash flows from financing activities:
Proceeds from the issuance of long-term debt	—	147,617

Net cash from financing activities	—	147,617

Effect of exchange rate changes on cash and cash equivalents	12,333	(100,292)

Net change in cash and cash equivalents	(203,034)	622,094
Cash and cash equivalents at beginning of period	720,791	272,092

Cash and cash equivalents at end of period	$517,757	$894,186

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

(1) Nature of Business, Formation of Genworth Mortgage and Basis of Presentation

Genworth Financial Mortgage Insurance Pty Limited (“Genworth Mortgage” or the “Company” as appropriate) offers mortgage insurance products in Australia and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. Until September 2011, Genworth Mortgage also offered LMI in New Zealand. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default. The nature of the Australian economy is that the majority of mortgages are originated through the country’s top four largest banks; therefore, the Company has a high concentration of business written for mortgages originating through these lenders.

The Company’s condensed consolidated financial statements are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) disclosure requirements for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. These condensed consolidated financial statements include all adjustments considered necessary by management to present a fair statement of the financial position, results of operations and cash flow for the periods presented. The results reported in these condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. The condensed consolidated financial statements included herein should be read in conjunction with the audited financial statements and related notes contained in our 2011 year end financial statements on Form 8-K furnished on March 30, 2012.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

The condensed consolidated financial statements are presented in U.S. dollars. The accompanying financial statements include Genworth Financial Mortgage Indemnity Limited and are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements.

Genworth Mortgage was incorporated in Australia on November 10, 2003. Prior to December 2011, Genworth Financial Mortgage Insurance Holdings Pty Limited owned 87% of the issued share capital of the Company and Genworth Financial Services Pty Ltd, which is 100% owned by the same immediate parent of Genworth Financial Mortgage Insurance Holding Pty Limited, owned 13% of the issued share capital of the Company. During December 2011, Genworth Financial Mortgage Insurance Holdings Pty Limited sold its remaining 87% of the issued share capital of the Company to Genworth Financial Services Pty Ltd. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth was incorporated in Delaware on October 23, 2003. The Company is the principal operating entity of Genworth’s Australian mortgage insurance business.

(2) Accounting Pronouncements

Recently adopted

On January 1, 2012, we adopted new accounting guidance requiring presentation of the components of net income (loss), the components of other comprehensive income (loss) (“OCI”) and total comprehensive income either in a single continuous statement of comprehensive income (loss) or in two separate but consecutive statements. We chose to present two separate but consecutive statements and adopted this new guidance retrospectively. The Financial Accounting Standards Board (“FASB”) issued an amendment relating to this new guidance for presentation of the reclassification of items out of accumulated other comprehensive income into net income that removed this requirement until further guidance is issued. The adoption of this new accounting guidance did not have any impact on our consolidated financial results.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

On January 1, 2012, we adopted new accounting guidance related to fair value measurements. This new accounting guidance clarified existing fair value measurement requirements and changed certain fair value measurement principles and disclosure requirements. The adoption of this accounting guidance did not have any impact on our consolidated financial statements.

On January 1, 2012, we adopted new accounting guidance related to accounting for costs associated with acquiring or renewing insurance contracts. Acquisition costs include costs that are related directly to the successful acquisition of our insurance policies, which are deferred and amortized in accordance with the expected pattern of risk emergence. These costs include costs incurred in the acquisition, underwriting and processing of new business including printing costs, sales material and, some support costs such as underwriting and contract and policy issuance expenses. Deferred acquisition costs (“DAC”) relating to each underwriting year is charged against revenue over time in accordance with the expected pattern of risk emergence. We adopted this new guidance retrospectively, which reduced retained earnings and stockholders’ equity by $35 million as of January 1, 2011, and reduced net income by $4 million, $2 million and $2 million for the years ended December 31, 2011, 2010 and 2009, respectively. This new guidance results in lower amortization and fewer deferred costs, specifically related to underwriting, inspection and processing for contracts that are not issued, as well as advertising and customer solicitation.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

The following table presents the balance sheet as of December 31, 2011 reflecting the impact of the accounting change that was retrospectively adopted on January 1, 2012:

	As Originally	Effect of DAC	As
(U.S. dollar amounts in thousands)	Reported	Change	Adjusted
Assets
Total investments	$2,743,484	$—	$2,743,484
Cash and cash equivalents	720,791	—	720,791
Accrued investment income	38,594	—	38,594
Prepaid reinsurance premiums	338	—	338
Deferred acquisition costs	111,261	(55,454)	55,807
Net deferred tax asset	—	7,218	7,218
Goodwill	7,665	—	7,665
Intangible assets	50,362	—	50,362
Related party receivables	8,458	—	8,458
Other assets	17,732	—	17,732

Total assets	$3,698,685	$(48,236)	$3,650,449

Liabilities and stockholders’ equity
Liabilities:
Reserve for losses and loss adjustment expenses	$272,028	$—	$272,028
Unearned premiums	1,046,449	—	1,046,449
Net deferred tax liability	9,417	(9,417)	—
Related party payables	88,938	—	88,938
Long-term borrowings	143,276	—	143,276
Other liabilities and accrued expenses	80,781	—	80,781

Total liabilities	1,640,889	(9,417)	1,631,472

Stockholders’ equity:
Ordinary shares	—	—	—
Additional paid-in capital	627,085	—	627,085

Accumulated other comprehensive income (loss):
Net unrealized investment gains (losses):
Net unrealized gains (losses) on securities not other-than-temporarily impaired	49,386	—	49,386
Net unrealized gains (losses) on other-than-temporarily impaired securities	—	—	—

Net unrealized investment gains (losses)	49,386	—	49,386

Foreign currency translation and other adjustments	475,783	(6,983)	468,800

Total accumulated other comprehensive income (loss)	525,169	(6,983)	518,186
Retained earnings	905,542	(31,836)	873,706

Total stockholders’ equity	2,057,796	(38,819)	2,018,977

Total liabilities and stockholders’ equity	$3,698,685	$(48,236)	$3,650,449

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

The following table presents the income statement for the three months ended September 30, 2011 reflecting the impact of the accounting change that was retrospectively adopted on January 1, 2012:

	As Originally	Effect of	As
(U.S. dollar amounts in thousands)	Reported	DAC Change	Adjusted
Revenues:
Net premiums	$101,563	$—	$101,563
Net investment income	48,965	—	48,965
Net investment gains	24,291	—	24,291
Other income	1,430	—	1,430

Total revenues	176,249	—	176,249

Losses and expenses:
Net losses and loss adjustment expenses	50,269	—	50,269
Acquisition and operating expenses, net of deferrals	15,592	10,673	26,265
Amortization of deferred acquisition costs and intangibles	12,369	(5,391)	6,978
Interest expense	3,882	—	3,882

Total losses and expenses	82,112	5,282	87,394

Income before income taxes	94,137	(5,282)	88,855
Provision for income taxes	44,209	(1,585)	42,624

Net income	$49,928	$(3,697)	$46,231

The following table presents the income statement for the nine months ended September 30, 2011 reflecting the impact of the accounting change that was retrospectively adopted on January 1, 2012:

	As Originally	Effect of	As
(U.S. dollar amounts in thousands)	Reported	DAC Change	Adjusted
Revenues:
Net premiums	$287,711	$—	$287,711
Net investment income	137,582	—	137,582
Net investment gains	25,571	—	25,571
Other income	3,192	—	3,192

Total revenues	454,056	—	454,056

Losses and expenses:
Net losses and loss adjustment expenses	139,453	—	139,453
Acquisition and operating expenses, net of deferrals	48,780	20,063	68,843
Amortization of deferred acquisition costs and intangibles	35,256	(14,736)	20,520
Interest expense	3,882	—	3,882

Total losses and expenses	227,371	5,327	232,698

Income before income taxes	226,685	(5,327)	221,358
Provision for income taxes	85,579	(1,598)	83,981

Net income	$141,106	$(3,729)	$137,377

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

The following table presents the cash flows from operating activities for the nine months ended September 30, 2011 reflecting the impact of the accounting change that was retrospectively adopted on January 1, 2012:

	As Originally	Effect of	As
(U.S. dollar amounts in thousands)	Reported	DAC Change	Adjusted
Cash flows from operating activities:
Net income	$141,106	$(3,729)	$137,377
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	(478)	—	(478)
Net investment gains	(25,571)	—	(25,571)
Acquisition costs deferred	(34,447)	20,063	(14,384)
Amortization of deferred acquisition costs and intangibles	35,256	(14,736)	20,520
Deferred income taxes	1,564	(1,598)	(34)
Corporate overhead allocation	12,851	—	12,851
Change in certain assets and liabilities:
Accrued investment income and other assets	(42,164)	—	(42,164)
Reserve for losses and loss adjustment expenses	55,284	—	55,284
Unearned premiums	(53,725)	—	(53,725)
Other liabilities	64,569	—	64,569

Net cash from operating activities	$154,245	$—	$154,245

Not Yet Adopted

In July 2012, the FASB issued new accounting guidance on testing indefinite-lived intangible assets for impairment. The new guidance permits the use of a qualitative assessment prior to, and potentially instead of, the quantitative impairment test for indefinite-lived intangible assets. This new accounting guidance has an effective date of January 1, 2013, with early adoption permitted in certain circumstances. We do not expect the adoption of this accounting guidance to have an impact on our consolidated financial statements.

In December 2011, the FASB issued new accounting guidance for disclosures about offsetting assets and liabilities. The new guidance requires an entity to disclose information about offsetting and related arrangements to enable users to understand the effect of those arrangements on its financial position. These new disclosure requirements will be effective for us on January 1, 2013 and are not expected to have any impact on our consolidated financial statements.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

(3) Investments

(a) Net Investment Income

Sources of net investment income were as follows for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
(U.S. dollar amounts in thousands)	2012	2011	2012	2011
Fixed maturity securities	$40,065	$40,688	$118,665	$125,883
Cash and cash equivalents	5,056	9,527	20,977	15,426

Gross investment income before expenses and fees	45,121	50,215	139,642	141,309
Expenses and fees	(1,098)	(1,250)	(2,985)	(3,727)

Net investment income	$44,023	$48,965	$136,657	$137,582

(b) Net Investment Gains

The net investment gains were as follows for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
(U.S. dollar amounts in thousands)	2012	2011	2012	2011
Available-for-sale investment securities:
Realized gains on sale	$3,457	$24,291	$7,017	$25,797
Realized losses on sale	(689)	—	(2,597)	(226)

Net realized gains (losses) on available-for-sales securities	2,768	24,291	4,420	25,571

Impairments:
Total other-than-temporary impairments	—	—	—	—
Portion of other-than-temporary impairments included in other comprehensive income	—	—	—	—

Net other-than-temporary impairments	—	—	—	—

Net investment gains	$2,768	$24,291	$4,420	$25,571

The Company generally intends to hold securities in unrealized loss positions until they recover. However, from time to time, the intent on an individual security may change, based upon market or other unforeseen developments. In such instances, the Company sells securities in the ordinary course of managing its portfolio to meet diversification, credit quality, yield and liquidity requirements. If a loss is recognized from a sale subsequent to a balance sheet date due to these unexpected developments, the loss is recognized in the period in which the intent to hold the securities to recovery no longer exists. In the three months ended September 30, 2012 the aggregate fair value of securities sold at a loss was $20 million. The aggregate fair value of securities sold at a loss during the nine months ended September 30, 2012 and 2011 was $33 million and $30 million, respectively, which was approximately 93% and 99%, respectively, of book value.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

(c) Unrealized Investment Gains (Losses)

Net unrealized gains (losses) on available-for-sale investment securities reflected as a separate component of accumulated other comprehensive income (loss) were as follows for the dates indicated:

(U.S. dollar amounts in thousands)	September 30, 2012	December 31, 2011
Net unrealized gains (losses) on available-for-sale investment securities:
Fixed maturity securities	$157,277	$70,536
Deferred income taxes	(47,316)	(21,150)

Net unrealized investment gains (losses)	$109,961	$49,386

The change in net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income (loss) was as follows as of and for the periods indicated:

	As of or for the three months ended September 30,
(U.S. dollar amounts in thousands)	2012	2011

Beginning balance	$94,674	$22,189
Unrealized gains (losses) arising during the period:
Unrealized gains (losses) on investment securities	24,605	66,020
Provision for deferred taxes	(7,380)	(20,171)

Change in unrealized gains (losses)	17,225	45,849
Reclassification adjustments to net investment gains, net of taxes of $830 and $7,287	(1,938)	(17,004)

Ending balance	$109,961	$51,034

The change in net unrealized gains (losses) on available-for-sale investment securities reported in accumulated other comprehensive income (loss) was as follows as of and for the periods indicated:

	As of or for the nine months ended September 30,
(U.S. dollar amounts in thousands)	2012	2011

Beginning balance	$49,386	$(5,270)
Unrealized gains (losses) arising during the period:
Unrealized gains (losses) on investment securities	91,161	106,413
Provision for deferred taxes	(27,492)	(32,209)

Change in unrealized gains (losses)	63,669	74,204
Reclassification adjustments to net investment gains, net of taxes of $1,326 and $7,671	(3,094)	(17,900)

Ending balance	$109,961	$51,034

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

(d) Fixed Maturity Securities

As of September 30, 2012, the amortized cost or cost, gross unrealized gains (losses) and fair value of the fixed maturity securities classified as available-for-sale were as follows:

		Gross unrealized gains on securities		Gross unrealized losses on securities
(U.S. dollar amounts in thousands)	Amortized cost or cost	Not other-than- temporarily impaired	Other-than- temporarily impaired	Not other-than- temporarily impaired	Other-than- temporarily impaired	Fair value
Fixed maturity securities:
Government—non-U.S.	$443,840	$25,373	$—	$(25)	$—	$469,188
Corporate—U.S.	3,613	115	—	—	—	3,728
Corporate—non-U.S.	2,617,030	131,620	—	(568)	—	2,748,082
Residential mortgage-backed securities	50,333	—	—	—	—	50,333

Total available-for-sale securities	$3,114,816	$157,108	$—	$(593)	$—	$3,271,331

As of December 31, 2011, the amortized cost or cost, gross unrealized gains (losses) and fair value of the fixed maturity securities classified as available-for-sale were as follows:

		Gross unrealized gains on securities		Gross unrealized losses on securities
(U.S. dollar amounts in thousands)	Amortized cost or cost	Not other-than- temporarily impaired	Other-than- temporarily impaired	Not other-than- temporarily impaired	Other-than- temporarily impaired	Fair value
Fixed maturity securities:
Government—non-U.S.	$360,793	$15,528	$—	$(4)	$—	$376,317
Corporate—U.S.	57,299	2,363	—	(200)	—	59,462
Corporate—non-U.S.	2,157,291	59,439	—	(6,629)	—	2,210,101
Residential mortgage-backed securities	49,635	—	—	—	—	49,635

Total available-for-sale securities	$2,625,018	$77,330	$—	$(6,833)	$—	$2,695,515

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

The following table presents the fair values and gross unrealized losses of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of September 30, 2012:

	Less than 12 months			12 months or more			Total
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government—non-U.S.	$451	$(8)	1	$424	$(17)	1	$875	$(25)	2
Corporate—U.S.	—	—	—	—	—	—	—	—	—
Corporate—non-U.S.	17,492	(7)	3	12,820	(561)	3	30,312	(568)	6

Total for securities in an unrealized loss position	$17,943	$(15)	4	$13,244	$(578)	4	$31,187	$(593)	8

% Below cost—fixed maturity securities:
<20% Below cost	$17,943	$(15)	4	$13,244	$(578)	4	$31,187	$(593)	8

Total for securities in an unrealized loss position	$17,943	$(15)	4	$13,244	$(578)	4	$31,187	$(593)	8

Investment grade	$17,943	$(15)	4	$13,244	$(578)	4	$31,187	$(593)	8
Below investment grade	—	—	—	—	—	—	—	—	—

Total for securities in an unrealized loss position	$17,943	$(15)	4	$13,244	$(578)	4	$31,187	$(593)	8

As indicated in the table above, all of the securities in a continuous unrealized loss position for less than 12 months were investment grade and less than 20% below cost. These unrealized losses were primarily attributable to credit spreads that have widened since acquisition for corporate securities primarily in the finance and insurance and consumer non-cyclical sectors. For securities that have been in a continuous unrealized loss for less than 12 months, the average fair value percentage below cost was approximately 0.1% as of September 30, 2012.

Fixed Maturity Securities In A Continuous Unrealized Loss Position For 12 Months Or More

Of the $0.6 million of unrealized losses on fixed maturity securities in a continuous unrealized loss for 12 months or more that were less than 20% below cost, the weighted-average rating was “BBB-” and 100% were investment grade as of September 30, 2012. These unrealized losses were attributable to the widening of credit spreads for these securities since acquisition, primarily associated with corporate securities in the finance and insurance sector. The average fair value percentage below cost for these securities was approximately 4% as of September 30, 2012.

We expect our investments in corporate securities will continue to perform in accordance with our expectations about the amount and timing of estimated cash flows. Although we do not anticipate such events, it is at least reasonably possible that issuers of our investments in corporate securities will perform worse than current expectations. Such events may lead us to recognize potential future write-downs within our portfolio of corporate securities.

Given the current market conditions, including current financial industry events and uncertainty around global economic conditions, the fair value of these securities has declined due to credit spreads that have widened since acquisition. In our examination of these securities, we considered all available evidence, including the issuers’ financial condition and current industry events to develop our conclusion on the amount and timing of cash flows expected to be collected. Based on this evaluation, we determined that the unrealized losses on these securities represented temporary impairments as of September 30, 2012.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

The following table presents the fair values and gross unrealized losses of investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2011:

	Less than 12 months			12 months or more			Total
(U.S. dollar amounts in thousands)	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities	Fair value	Gross unrealized losses	Number of securities
Description of Securities
Fixed maturity securities:
Government—non-U.S.	$—	$—	—	$409	$(4)	1	$409	$(4)	1
Corporate—U.S.	11,797	(64)	4	12,140	(136)	1	23,937	(200)	5
Corporate—non-U.S.	219,358	(1,706)	20	45,517	(4,923)	5	264,875	(6,629)	25

Total for securities in an unrealized loss position	$231,155	$(1,770)	24	$58,066	$(5,063)	7	$289,221	$(6,833)	31

% Below cost—fixed maturity securities:
<20% Below cost	$231,155	$(1,770)	24	$54,189	$(3,905)	6	$285,344	$(5,675)	30
20%-50% Below cost	—	—	—	3,877	(1,158)	1	3,877	(1,158)	1

Total for securities in an unrealized loss position	$231,155	$(1,770)	24	$58,066	$(5,063)	7	$289,221	$(6,833)	31

Investment grade	$231,155	$(1,770)	24	$58,066	$(5,063)	7	$289,221	$(6,833)	31
Below investment grade	—	—	—	—	—	—	—	—	—

Total for securities in an unrealized loss position	$231,155	$(1,770)	24	$58,066	$(5,063)	7	$289,221	$(6,833)	31

The scheduled maturity distribution of fixed maturity securities as of September 30, 2012 is set forth below. Actual maturities may differ from contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

(U.S. dollar amounts in thousands)	Amortized cost or cost	Fair value
Due one year or less	$361,893	$365,538
Due after one year through five years	2,027,325	2,125,315
Due after five years through ten years	651,588	705,946
Due after ten years	23,677	24,199

Subtotal	3,064,483	3,220,998
Residential mortgage-backed securities	50,333	50,333

Total	$3,114,816	$3,271,331

As of September 30, 2012, $18 million of investments were subject to certain call provisions. Typically, call provisions provide the issuer the ability to redeem a security, prior to its stated maturity, at or above par.

(e) Investment Concentrations

As of September 30, 2012, securities issued by finance and insurance industry groups and foreign state government represented approximately 17% and 31%, respectively, of the corporate fixed maturity securities portfolio held by the Company.

As of September 30, 2012, the Company held $314 million in corporate fixed maturity securities issued by the Queensland Treasury Corporation, $290 million in corporate fixed maturity securities issued by the New South Wales Treasury Corporation and $217 million in corporate fixed maturity securities issued by the National Australia Bank Limited, which comprised 14%, 13% and 10%, respectively, of total stockholders’ equity. No other single issuer exceeded 10% of total stockholders’ equity.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

(4) Fair Value Measurements

Recurring Fair Value Measurements

We have fixed maturity securities which are carried at fair value. Below is a description of the valuation techniques and inputs used to determine fair value by class of instrument.

Fixed maturity securities

The valuations of fixed maturity securities are determined using a market approach, income approach or a combination of the market and income approach depending on the type of instrument and availability of information.

We utilize certain third-party data providers when determining fair value. We consider information obtained from third-party pricing services (“pricing services”) as well as third-party broker provided prices, or broker quotes, in our determination of fair value. Additionally, we utilize internal models to determine the valuation of securities using an income approach where the inputs are based on third-party provided market inputs. While we consider the valuations provided by pricing services and broker quotes, management determines the fair value of our investment securities after considering all relevant and available information. We also use various methods to obtain an understanding of the valuation methodologies and procedures used by third-party data providers to ensure sufficient understanding to evaluate the valuation data received, including an understanding of the assumptions and inputs utilized to determine the appropriate fair value. Additionally, we evaluate significant changes in fair value each month to further aid in our review of the accuracy our fair value measurements and understanding of changes in fair value, where more detailed reviews are performed by the asset managers responsible for the related asset class associated with the security being reviewed.

In general, we first obtain valuations from pricing services. If a price is not supplied by a pricing service, we will typically seek a broker quote. For certain private fixed maturity securities where we do not obtain valuations from pricing services, we utilize an internal model to determine fair value since transactions for identical securities are not readily observable and these securities are not typically valued by pricing services. For all securities, excluding certain private fixed maturity securities, if neither a pricing service nor broker quote valuation is available, we determine fair value using internal models.

For pricing services, we obtain an understanding of the pricing methodologies and procedures for each type of instrument. In general, a pricing service does not provide a price for a security if sufficient information is not readily available to determine fair value or if such security is not in the specific sector or class covered by a particular pricing service. Given our understanding of the pricing methodologies and procedures of pricing services, the securities valued by pricing services are typically classified as Level 2 unless we determine the valuation process for a security or group of securities utilizes significant unobservable inputs, which would result in the valuation being classified as Level 3.

For private fixed maturity securities, we utilize an internal model to determine fair value and utilize public bond spreads by sector, rating and maturity to develop the market rate that would be utilized for a similar public bond. We then add an additional premium, which represents an unobservable input, to the public bond spread to adjust for the liquidity and other features of our private placements. We utilize the estimated market yield to discount the expected cash flows of the security to determine fair value. In certain instances, we utilize price caps for securities where the estimated market yield results in a valuation that may exceed the amount that would be received in a market transaction. We assign each security an internal rating to determine the appropriate public bond spread that should be utilized in the valuation. While we generally consider the public bond spreads by sector and maturity to be observable inputs, we evaluate the similarities of our private placement with the public bonds, any price caps utilized and whether external ratings are available for our private placement to determine whether the spreads utilized would be considered observable inputs. During the second quarter of 2012, we began classifying private securities without an external rating as Level 3. In general, increases (decreases) in credit spreads will decrease (increase) the fair value for our fixed maturity securities. To determine the significance of unobservable inputs, we calculate the impact on the valuation from the unobservable input and will classify a security as Level 3 when the impact on the valuation exceeds 10%.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

For broker quotes, we consider the valuation methodology utilized by the third party, but the valuation typically includes significant unobservable inputs. Accordingly, we classify the securities where fair value is based on our consideration of broker quotes as Level 3 measurements.

For remaining securities priced using internal models, we maximize the use of observable inputs but typically utilize significant unobservable inputs to determine fair value. Accordingly, the valuations are typically classified as Level 3.

The following table summarizes the primary sources considered when determining fair value of each class of fixed maturity securities as of September 30, 2012:

(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Government—non-U.S.:
Pricing services	$468,313	$—	$468,313	$—
Internal models	875	—	—	875

Total government—non-U.S.	469,188	—	468,313	875

Corporate—U.S.:
Pricing services	3,728	—	3,728	—

Total corporate—U.S.	3,728	—	3,728	—

Corporate—non-U.S.:
Pricing services	2,748,082	—	2,748,082	—

Total corporate—non-U.S.	2,748,082	—	2,748,082	—

Residential mortgage-backed securities:
Internal models	50,333	—	—	50,333

Total residential mortgage-backed securities	50,333	—	—	50,333

Total fixed maturity securities	$3,271,331	$—	$3,220,123	$51,208

The following table summarizes the primary sources considered when determining fair value of each class of fixed maturity securities as of December 31, 2011:

(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Government—non-U.S.:
Pricing services	$375,478	$—	$375,478	$—
Internal models	839	—	—	839

Total government—non-U.S.	376,317	—	375,478	839

Corporate—U.S.:
Pricing services	59,462	—	59,462	—

Total corporate—U.S.	59,462	—	59,462	—

Corporate—non-U.S.:
Pricing services	2,210,101	—	2,210,101	—

Total corporate—non-U.S.	2,210,101	—	2,210,101	—

Residential mortgage-backed securities:
Internal models	49,635	—	—	49,635

Total residential mortgage-backed securities	49,635	—	—	49,635

Total fixed maturity securities	$2,695,515	$—	$2,645,041	$50,474

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

The following tables set forth our assets that are measured at fair value on a recurring basis as of the dates indicated:

	September 30, 2012
(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Assets
Investments:
Fixed maturity securities:
Government—non-U.S.	$469,188	$—	$468,313	$875
Corporate—U.S.	3,728	—	3,728	—
Corporate—non-U.S.	2,748,082	—	2,748,082	—
Residential mortgage-backed securities	50,333	—	—	50,333

Total fixed maturity securities	$3,271,331	$—	$3,220,123	$51,208

	December 31, 2011
(U.S. dollar amounts in thousands)	Total	Level 1	Level 2	Level 3
Assets
Investments:
Fixed maturity securities:
Government—non-U.S.	$376,317	$—	$375,478	$839
Corporate—U.S.	59,462	—	59,462	—
Corporate—non-U.S.	2,210,101	—	2,210,101	—
Residential mortgage-backed securities	49,635	—	—	49,635

Total fixed maturity securities	$2,695,515	$—	$2,645,041	$50,474

The following tables present additional information about assets measured at fair value on a recurring basis and for which we have utilized significant unobservable (Level 3) inputs to determine fair value as of or for the dates indicated:

	Beginning balance as of July 1, 2012	Total realized and unrealized gains (losses)		Purchases	Sales	Issuances	Settlements	Transfer into Level 3	Transfer out of Level 3	Ending balance as of September 30, 2012	Total gains (losses) included in net income attributable to assets still held
(U.S. dollar amounts in thousands)		Included in net income	Included in OCI
Fixed maturity securities:
Government—non-U.S.	$852	$—	$23	$—	$—	$—	$—	$—	$—	$875	$—
Residential mortgage-backed securities	49,654	—	679	—	—	—	—	—	—	50,333	—

Total Level 3 assets	$50,506	$—	$702	$—	$—	$—	$—	$—	$—	$51,208	$—

	Beginning balance as of July 1, 2011	Total realized and unrealized gains (losses)		Purchases	Sales	Issuances	Settlements	Transfer into Level 3	Transfer out of Level 3	Ending balance as of September 30, 2011	Total gains (losses) included in net income attributable to assets still held
(U.S. dollar amounts in thousands)		Included in net income	Included in OCI
Fixed maturity securities:
Government—non-U.S.	$880	$—	$(70)	$—	$—	$—	$—	$—	$—	$810	$—
Residential mortgage-backed securities	51,977	—	(4,879)	—	—	—	—	—	—	47,098	—

Total Level 3 assets	$52,857	$—	$(4,949)	$—	$—	$—	$—	$—	$—	$47,908	$—

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

	Beginning balance as of January 1, 2012	Total realized and unrealized gains (losses)		Purchases	Sales	Issuances	Settlements	Transfer into Level 3	Transfer out of Level 3	Ending balance as of September 30, 2012	Total gains (losses) included in net income attributable to assets still held
(U.S. dollar amounts in thousands)		Included in net income	Included in OCI
Fixed maturity securities:
Government—non-U.S.	$839	$—	$36	$—	$—	$—	$—	$—	$—	$875	$—
Residential mortgage-backed securities	49,635	—	698	—	—	—	—	—	—	50,333	—

Total Level 3 assets	$50,474	$—	$734	$—	$—	$—	$—	$—	$—	$51,208	$—

	Beginning balance as of January 1, 2011	Total realized and unrealized gains (losses)		Purchases	Sales	Issuances	Settlements	Transfer into Level 3	Transfer out of Level 3	Ending balance as of September 30, 2011	Total gains (losses) included in net income attributable to assets still held
(U.S. dollar amounts in thousands)		Included in net income	Included in OCI
Fixed maturity securities:
Government—non-U.S.	$835	$—	$(25)	$—	$—	$—	$—	$—	$—	$810	$—
Residential mortgage-backed securities	49,715	—	(2,617)	—	—	—	—	—	—	47,098	—

Total Level 3 assets	$50,550	$—	$(2,642)	$—	$—	$—	$—	$—	$—	$47,908	$—

Realized and unrealized gains (losses) on Level 3 assets and liabilities are primarily reported in either net investment gains within the consolidated statements of income or OCI within stockholders’ equity based on the appropriate accounting treatment for the instrument.

Purchases, sales, issuances and settlements represent the activity that occurred during the period that results in a change of the asset or liability but does not represent changes in fair value for the instruments held at the beginning of the period. Such activity consists of purchases and sales of fixed maturity securities.

The amount presented for unrealized gains (losses) for assets still held as of the reporting date primarily represents accretion on certain fixed maturity securities which were recorded in net investment gains.

Certain classes of instruments classified as Level 3 are excluded below as a result of not being material or due to limitations in being able to obtain the underlying inputs used by certain third-party sources, such as broker quotes, used as an input in determining fair value. The following table presents a summary of the significant unobservable inputs used for certain fair value measurements that are based on internal models and classified as Level 3 as of September 30, 2012:

(U.S. dollar amounts in thousands)	Fair value	Unobservable input	Range
Assets:
Fixed maturity securities
Residential mortgage-backed securities	$50,333	Credit spreads	50bps – 100bps

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

(5) Reserve for Losses and Loss Adjustment Expenses

The following table sets forth changes in the reserve for losses and loss adjustment expenses for the dates indicated:

	As of or for the
	nine months ended
	September 30,
(U.S. dollar amounts in thousands)	2012	2011
Balance as of January 1	$272,028	$205,934

Incurred related to insured events of:
Current year	157,931	154,677
Prior years	79,211	(15,224)

Total incurred	237,142	139,453

Paid related to insured events of:
Current year	(16,679)	(10,468)
Prior years	(207,272)	(73,701)

Total paid	(223,951)	(84,169)

Impact of foreign currency translation	2,178	(13,997)

Balance as of September 30	$287,397	$247,221

For the nine months ended September 30, 2012, total incurred losses increased $98 million, primarily driven by reserve strengthening of $82 million in the first quarter of 2012 to reflect an adverse change in frequency and severity experience. The reserve strengthening was the result of higher than anticipated frequency and severity of claims paid from later stage delinquencies from prior years, particularly in coastal tourism areas of Queensland as a result of regional economic pressures, as well as our 2007 and 2008 vintages which have a higher concentration of self-employed borrowers. This increase was partially offset by lower new delinquencies, net of cures.

The increase in prior year reserves of $79 million was primarily attributable to the reserve strengthening in the first quarter of 2012 and from the aging of delinquencies. For the nine months ended September 30, 2011, $15 million was released from prior year reserves primarily driven by realized benefits from our ongoing loss mitigation activities.

Paid claims also increased throughout 2012 as a result of an elevated number of claims paid, particularly in the third quarter, combined with an increase in the average claim payment as we experienced a higher rate of conversion from later stage delinquency to claim.

(6) Securitization Entities

Part of the Company’s product offering includes portfolio credit enhancement policies to Australian regulated lenders that have originated housing loans for securitization in the Australian, European and U.S. markets. Portfolio mortgage insurance serves as an important form of credit enhancement for the Australian securitization market and the Company’s portfolio credit enhancement coverage is generally purchased for low loan-to-value, seasoned loans written by regulated institutions.

As of September 30, 2012 and December 31, 2011, the Company had a maximum exposure to loss from the provision of portfolio credit enhancement to securitization trusts sponsored by third parties of $153 million and $172 million, respectively. The exchange rate for calculating the maximum exposure to loss of translating the Australian dollar into the U.S. dollar as of September 30, 2012 and December 31, 2011 was $1.04 and $1.02 respectively. This exposure was calculated based on the expectation of a 1 in 250 year event. The Company has applied the Australian Prudential Regulation Authority (“APRA”) stress scenario to calculate this exposure. The Company holds sufficient capital resources to meet this obligation were it to occur.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

(7) Statutory Accounting

The Company prepares financial statements for its regulator, APRA, in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP.

The balance sheet is recorded under Australian accounting standards and a prudential adjustment is made to derive the APRA capital base, being the tax-effected difference between the insurance liabilities under APRA and Australian accounting standards.

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio were as follows as of and for the year ended December 31:

(U.S. dollar amounts in thousands)	2011
APRA net income after tax	$259,132

APRA capital base	$2,414,629
APRA minimum capital requirement	$1,544,272
APRA solvency ratio	1.56

The above APRA net income after tax, capital base, minimum capital requirement and solvency ratio are the combined amounts of Genworth Financial Mortgage Insurance Pty Limited and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Limited.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. APRA specifies a formula to quantify this event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

As of September 30, 2012, the APRA solvency ratio was 1.37.

In February 2012, the Company amended the reinsurance agreements with Genworth Mortgage Insurance Corporation (“GEMICO”) and Brookfield Life Assurance Company Limited (“Brookfield”), affiliated companies, whereby Brookfield assumed obligations from GEMICO with respect to an additional layer of private mortgage guarantee insurance. The amendment was effective January 1, 2012 and approved by the North Carolina Department of Insurance in February 2012. The Company also renewed and expanded its external reinsurance program with a group of non-affiliated reinsurers with coverage effective January 1, 2012. Consistent with the Company’s capital management plan of obtaining external reinsurance to replace internal reinsurance, the Company terminated its reinsurance agreement with GEMICO, effective July 2012 which lowered the capital ratio but remained in compliance with regulatory requirements.

The Company’s ability to pay dividends to Genworth Financial Mortgage Insurance Holdings Pty Limited is allowable if the following apply:

•	the Company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend;

•	it is fair and reasonable to the Company’s shareholders as a whole; and

•	it does not materially prejudice the Company’s ability to pay its creditors.

Any dividend above four preceding quarters’ earnings requires prior approval from APRA. In addition, any dividend payment must result in the Company continuing to meet the APRA minimum capital requirement.

Genworth Financial Mortgage Insurance Pty Limited

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2012 and 2011

(Unaudited)

(9) Planned Minority Initial Public Offering

On April 17, 2012, Genworth, the Company’s ultimate parent, announced a new timeframe (early 2013) for completing its planned minority initial public offering (“IPO”) of up to 40% of its Australian mortgage insurance business, which was originally expected to occur during 2012. While the performance of the business is recovering, the increasing regulatory capital expectations and uncertain market conditions in Australia for IPOs can impact valuation and timing. Execution of an IPO is subject to market, valuation and regulatory consideration and Genworth does not now expect an IPO of its Australian mortgage insurance business to occur prior to late 2013.